Exhibit 10.1
NACCO INDUSTRIES, INC.
2008 ANNUAL INCENTIVE COMPENSATION PLAN
1. Purpose of the Plan
     The purpose of the NACCO Industries, Inc. 2008 Annual Incentive Compensation Plan (the “Plan”) is to further the profits and growth of NACCO Industries, Inc. (the “Company”) by enabling the Company to attract and retain key employees of the Company by offering annual incentive compensation to those key employees who will be in a position to help the Company to meet its financial and business objectives.
2. Definitions
     (a) “Award” means cash paid to a Participant under the Plan for the Award Term in an amount determined in accordance with Section 4. A Participant’s Award shall be equal to the sum of his 40% Award and his 60% Award, as further described in Section 4.
     (b) “Award Term” means the period from January 1, 2008 through December 31, 2008.
     (c) “60% Base Amount” means for any Participant a dollar amount, which shall be equal to the salary midpoint for the Salary Points assigned to the Participant by the Committee for the Award Term multiplied by 60% of the short-term incentive compensation target percent for those Salary Points. Attached hereto as Exhibit A is a schedule listing the 60% Base Amount for each Participant for the Award Term.
     (d) “40% Base Amount” means for any Participant a dollar amount, which shall be equal to the salary midpoint for the Salary Points assigned to the Participant by the Committee for the Award Term multiplied by 40% of the short-term incentive compensation target percent for those Salary Points. Attached hereto as Exhibit B is a schedule listing the 40% Base Amount for each Participant for the Award Term. Where applicable, the 40% Base Amount and the 60% Base Amount shall be referred to herein collectively as the “Base Amount(s).”
     (e) “Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is not an employee of the Company or any of its subsidiaries.
     (f) “Participant” means any person who is classified by the Company as a salaried employee, who in the judgment of the Committee occupies a key position in which his efforts may significantly contribute to the profits or growth of the Company; provided, however, that the Committee may select any employee who is expected to contribute, or who has contributed, significantly to the Company’s profitability to participate in the Plan and receive an Award hereunder; and further provided, however, that following the end of the Award Term the Committee may make one or more discretionary Awards to employees of the Company who were not previously designated as Participants. Directors of the Company who are also employees of the Company are eligible to participate in the Plan. Employees of the Company’s subsidiaries shall not be eligible to participate in the Plan. The Committee shall have the power to add Participants at any later date in the Award Term if individuals subsequently become eligible to participate in the Plan. Each Participant shall be notified that he is eligible to receive a 60% Award and or a 40% Award for the Award Term and the amount of his Base Amounts. If a Participant receives a change in Salary Points, salary midpoint and/or short-term incentive compensation target percent, such change and any resulting change in his Base Amount(s) will be reflected on an amended Exhibit A or Exhibit B, as applicable. Unless otherwise determined by the Committee, a Participant must be both employed by the Company and a Participant on December 31 of the Award Term, and the amount of any

Award to a Participant who was not also employed by the Company and a Participant on the first day of the Award Term shall be not more than the pro-rated amount based upon the number of days actually employed by the Company in the Award Term. Attached hereto as Exhibit A is a schedule listing the Participants eligible for a 60% Award for the Award Term and attached hereto as Exhibit B is a schedule listing the Participants eligible for a 40% Award for the Award Term.
     (g) “Salary Points” means the salary points assigned to a Participant by the Committee pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.
     (h) “Supplemental Plan” means the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan.
3. Administration
     This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted or paid under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.
4. Awards
     The Committee may, from time to time and upon such conditions as it may determine, authorize Awards for Participants, which Awards shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:
     (a) Performance Targets. The Committee shall determine performance target descriptions, weightings and targets for the Award Term. The targets applicable to the 60% Awards shall be attached hereto as Exhibit C and the targets for the 40% Awards shall be attached hereto as Exhibit D. The Committee shall have the power to add, delete and amend target descriptions, weightings and targets during or after the Award Term, which shall be reflected on an amended Exhibit C or Exhibit D, as applicable. No performance targets used in this Plan which are applicable to a Participant hereunder shall be used in the Supplemental Plan in the same year for such Participant.
     (b) 60% Awards. Following the end of the Award Term, the Committee shall compare the actual performance against the performance targets for each of the performance target descriptions in Exhibit C which are applicable to the 60% Awards. Based thereupon, the Committee shall determine the total payout percentage under the Plan for the 60% Awards (the “60% Payout Percentage”). The Committee shall then determine the 60% Award for each Participant, which shall be equal to the Participant’s 60% Base Amount, multiplied by the 60% Payout Percentage, and further adjusted by such other factors, including an individual performance factor for each Participant, as the Committee shall determine are appropriate; provided, however, that no 60% Award may be made to any Participant which exceeds 150% of his 60% Base Amount.
     (c) 40% Awards. The amount of the 40% Awards shall be determined in accordance with the provisions of Exhibit D hereto.

     (d) Payment Provisions. Promptly following the approval of the final Awards, the Company shall pay the amount of such Awards to the Participants in cash, subject to all withholdings and deductions pursuant to Section 5; provided, however, that (i) no Award shall be payable to a Participant except as determined by the Committee and (ii) all Awards shall be paid during the period from January 1st through March 15th after the close of the Award Term.
5. Withholding Taxes
     Any Award paid to a Participant under this Plan, shall be subject to all applicable federal, state and local income tax, social security and other standard withholdings and deductions.
6. Amendment and Termination
     The Committee may alter or amend this Plan (including the Exhibits hereto) from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award of such Participant.
7. General Provisions
     (a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.
     (b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.
     (c) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.
     (d) American Jobs Creation Act. It is intended that this Plan be exempt from the requirements of Section 409A of the Internal Revenue Code, as enacted by the American Jobs Creation Act, and the Plan shall be interpreted and administered in a manner to give effect to such intent.
     (e) Limitation on Rights of Participants; No trust. No trust has been created by the Company for the payment of Awards granted under this Plan; nor have the Participants been granted any lien on any assets of the Company to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company, and the Participants hereunder are unsecured creditors of the Company.
     (f) Payment to Guardian. If an Award is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Award to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Award. Such distribution shall completely discharge the Company from all liability with respect to such Award.
8. Effective Date
     This Plan shall become effective as of January 1, 2008.